                            POLICY AND PROCEDURES OF
                              ZWEIG CONSULTING LLC
                 DESIGNED TO DETECT AND PREVENT INSIDER TRADING


SECTION I. POLICY STATEMENT ON INSIDER TRADING

A.    INTRODUCTION

      Zweig Consulting LLC (hereinafter referred to as the "Adviser") seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients is something we should value and endeavor to protect. To further that goal, this Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

      Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall and issue an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

      Regardless of whether a government inquiry occurs, the Adviser views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including dismissal.

B.    SCOPE OF THE POLICY STATEMENT

      This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by directors, officers and employees of the Adviser (including spouses, minor children and adult members of their households).

      This Policy Statement on Insider Trading and the following procedures to implement the Adviser's Policy represent the Adviser's current such Policy Statement and Procedures. Such Policy Statement and Procedures may be revised or supplemented from time to time by the issuance of a new Policy Statement and Procedures or a supplement or memorandum from the Adviser's chief executive officer and/or compliance officer.

      The law of insider trading is unsettled and continuously developing; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to this Policy Statement to the Compliance Officer, who is Marc Baltuch, or, in his absence, Melinda Reibel or Jennifer Marinpetro. You also must notify the Compliance Officer immediately if you have any reason to believe that a violation of this Policy Statement has occurred or is about to occur.

C.    POLICY STATEMENT ON INSIDER TRADING

      No person to whom this Policy Statement applies, including you, may trade, either personally or on behalf of others (such as mutual funds and private accounts managed by the Adviser), while in possession of material, nonpublic information; nor may any personnel of the Adviser communicate material, nonpublic information to others in violation of the law. This section reviews principles important to this Policy Statement.

      1.    WHAT IS MATERIAL INFORMATION?

      Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Compliance Officer.

      Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

      Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the WALL STREET JOURNAL'S Heard on the Street column.

      2.    WHAT IS NONPUBLIC INFORMATION?

      Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones "tape" or the WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

      3.    IDENTIFYING INSIDE INFORMATION

      Before executing any trade for yourself or others, including investment companies or private accounts managed by the Adviser, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps.

      i. Report the information and proposed trade immediately to the Compliance Officer.

      ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by the Adviser.

      iii. Do not communicate the information inside or outside the Adviser, other than to the Compliance Officer.

      iv. After the Compliance Officer has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm should take.

You should consult with the Compliance Officer before taking any action. This degree of caution will protect you, your clients and the firm.

      4.    CONTACTS WITH PUBLIC COMPANIES

      For the Adviser, contacts with public companies represent an important part of research efforts. The Adviser may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, an employee of the Adviser or other person subject to this Policy Statement becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Adviser must make a judgment as to its further conduct. To protect yourself, your clients and the firm, you should contact the Compliance Officer immediately if you believe that you may have received material, nonpublic information.

      5.    TENDER OFFERS

      Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Employees of the Adviser and others subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

SECTION II. PROCEDURES TO IMPLEMENT THE ADVISER'S
            POLICY STATEMENT ON INSIDER TRADING


      The following procedures have been established to aid the officers, directors and employees of the Adviser in avoiding insider trading, and to aid the Adviser in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of the Adviser must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Compliance Officer.

1.    PERSONAL SECURITIES TRADING

      A. PROHIBITED CONDUCT - ADVANCE CLEARANCE REQUIRED FOR SECURITIES TRANSACTIONS; SUBSEQUENT REPORTING OF AUTHORIZED SECURITIES TRANSACTIONS

      No officer, director or employee of the Adviser (or his or her respective family members) shall buy or sell any security for his (or her) own account or for an account in which he (or she) has, or as a result of the transaction acquires, any direct or indirect beneficial ownership (referred to herein as a "personal transaction") unless:

                  1.    Advance clearance of the transaction has been obtained;
                        and

                  2. The transaction is reported in writing to the Compliance Officer in accordance with the requirements below (pages 8 - 9).

      The term "security" includes any stock, warrant, option, bond (including municipal bonds), debenture, or any derivative instrument. In addition, any trades in commodities or futures are also treated as securities and, therefore, are subject to the advance clearance requirement and all the other requirements, restrictions and limitations of this Policy Statement.

      B.    RESTRICTIONS AND LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS

      The following restrictions and limitations govern investments and personal securities transactions by all officers, directors and employees of the Adviser (and their family members):

            1.    Prohibition on 30 Day Short-Term Trading
                  Securities purchased may not be sold at a profit until at least 30 days from the purchase trade date, and securities sold may not be purchased at a lower price until at least 30 days from the sale trade date. Any violation will result in disgorgement of all profits from the transaction. This restriction on 30 day short-term trades may be waived by the Compliance Officer with respect to trades of 500 shares or less of the common stock of a company with a market capitalization of at least $1 billion.

            2.    Prohibition on Participation in IPO's
                  No officer, director or employee of the Adviser may acquire any security in an Initial Public Offering (IPO).

            3.    Special Permission Required for Private Placements
                  Private placements of any kind (including without limitation limited partnership investments and venture capital investments) may only be acquired with special permission of the Compliance Officer (who will generally consult in-house counsel) and, if approved, will be subject to continuous monitoring for possible future conflict. A request for approval of a private placement should generally be submitted at least one week in advance of the proposed date of investment.

            4.    Disclosure of Private Placements in Subsequent Investment
                  Decisions
                  Any officer, director or employee of the Adviser who has or acquires a personal position in an issuer through a private placement must affirmatively disclose that interest if such officer, director or employee is involved in consideration of any subsequent investment decision regarding any security of that issuer or an affiliate by any account managed by the Adviser. In such event, the final investment decision shall be independently reviewed by the Compliance Officer. Written records of any such circumstance shall be maintained and sent to the Compliance Officer.

      C.    ADVANCE CLEARANCE REQUIREMENT

            1.    PROCEDURES

                  a)    FROM WHOM OBTAINED
                        In addition to the above Restrictions and Limitations on Personal Securities Transactions, advance clearance of a personal transaction in a security must be obtained from the Compliance Officer. If the personal transaction relates to the stock of either The Zweig Fund, Inc. or The Zweig Total Return Fund, Inc., the transaction will also require advance clearance from in-house counsel.

                  b)    TIME OF CLEARANCE
                        All approved securities transactions must take place on the same day or the next business day that the advance clearance is obtained. If the transaction is not completed on the date of clearance or the next business day, a new clearance must be obtained, including one for any uncompleted portion. Post-approval is not permitted under this Policy Statement. If it is determined that a trade was completed before approval, it will be considered a violation of this Policy Statement.

                  c) WATERMARK SECURITIES, INC. BROKERAGE ACCOUNT Transactions are required to be executed through a Watermark Securities, Inc. ("Watermark") brokerage account. Upon availability of "Watermark On-Line" trading capability, the entering and acceptance of a trade will satisfy the advance clearance requirement.

                        In order to maintain an account outside of Watermark Securities, express written permission of the Chief Compliance Officer is required. It is the employee's responsibility to seek approval for trades and to arrange for the broker-dealer to send duplicate confirmations of such trades and duplicate brokerage statements to the Compliance Officer. Failure to do so will be considered a significant violation of this Policy Statement.

                  d)    FORM
                        For trades other than "Watermark On-Line," clearance must be obtained by completing and signing the Securities Transaction Approval Form provided for that purpose by the Compliance Department and obtaining the signature of a Compliance Officer.

                        A sample copy of the Securities Transaction Approval Form is attached.

            2.    FACTORS CONSIDERED IN CLEARANCE OF PERSONAL TRANSACTIONS

                  In addition to the above Restrictions and Limitations on Personal Securities Transactions, the Compliance Officer, in keeping with the general principles and objectives of this Policy Statement, may refuse to grant clearance of a personal transaction in his sole discretion without being required to specify any reason for the refusal. Generally, the Compliance Officer will consider the following factors in determining whether or not to clear a proposed transaction:

                  a) Whether the amount or the nature of the transaction or person making it is likely to affect the price or market of the security.

                  b) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or considered on behalf of any account managed by the Adviser.

                  c) Whether the transaction is non-volitional on the part of the individual.

                  d) As discussed above, certain of the restrictions and limitations on personal securities transactions may not apply to trades of 500 shares or less in the common stock of a company with a market capitalization of at least $1 billion. A list of such companies is maintained by the Compliance Department. Such trades nevertheless do require advance clearance from the Compliance Officer.

(IMPORTANT: The Compliance Department monitors all transactions by all officers, directors and employees of the Adviser (including transactions in the common stock of such $1 billion market capitalization companies) in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Policy Statement, including a pattern of frontrunning.)

            3.    EXEMPT SECURITIES

                  The securities listed below are exempt from the above advance clearance requirement AND the quarterly and annual reporting requirements described below. Therefore, it is not necessary to obtain advance clearance for personal transactions in any of the following securities nor is it necessary to report such securities in the quarterly transaction reports or annual securities holdings list:

                  a)    U.S. Government Securities;

                  b)    Bank Certificates of Deposit;

                  c)    Bankers' Acceptances;

                  d)    Commercial Paper;

                  e)    Money Market Instruments; and

                  f) Money Market Funds and Other Open-end Investment Companies (Mutual Funds) (Closed-end funds must be pre-approved).

                  g) Such other exempt securities as may from time to time be listed on the attached appendix A.

Automatic dividend reinvestment plan investments (DRIP's) for stock in publicly traded companies are also exempt from the advance clearance requirement and the quarterly reporting requirement; however, DRIP acquisitions should be reported on an annual basis.

            4.    ACCOUNTS COVERED

                  Advance clearance must be obtained for any personal transaction in a security by an officer, director or employee of the Adviser if such person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security.

                  The term "beneficial ownership" is defined by rules of the SEC which will be applicable in all cases. Generally, under the SEC rules, a person is regarded as having beneficial ownership of securities held in the name of:

                  a)    a husband, wife or a minor child;

                  b) a relative (including in-laws, step-children, or step-parents) sharing the same house;

                  c)    anyone else if the officer, director or employee:

                        (i) obtains benefits substantially equivalent to ownership of the securities; or

                        (ii) can obtain ownership of the securities immediately or at some future time.

            5.    EXEMPTION FROM CLEARANCE REQUIREMENT

                  Clearance is not required for any account over which an officer, director or employee has no influence or control; however, the existence of such an account must be reported to the Compliance Officer. The Compliance Officer, in his sole discretion, has the authority to request further information and documentation regarding any account over which an officer, director or employee reports he has no influence or control.

      D.    REPORT OF TRANSACTIONS

                        1.    TRANSACTIONS AND ACCOUNTS COVERED

                              a) All personal transactions in any account for which advance clearance is required must also be reported in the next quarterly transaction report after the transaction is effected.

                              b) Every officer, director and employee of the Adviser must file a report when due even if such person made no purchases or sales of securities during the period covered by the report.

                        2.    TIME OF REPORTING

                              A. Reports of personal transactions must be made within 10 days after the end of each calendar quarter. Thus, reports are due on the 10th day of January, April, July and October.

                              B. The January Report also requires an annual listing of all non-exempt securities holdings as of December 31 of the preceding year (a current listing will also be required upon the effectiveness of this Policy Statement). New employees will be required to provide a listing of all non-exempt securities holdings as of the date of commencement of employment.

                        3.    FORM OF REPORTING

                              The report must be on the form provided by the Compliance Department. A copy of the form is attached.

                        4.    RESPONSIBILITY TO REPORT

                              The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Compliance Department to facilitate the reporting process does not change or alter that responsibility.

                        5.    WHERE TO FILE REPORT

                              All reports must be filed with the Compliance Department.

                        6.    CODES OF ETHICS

                              To the extent the Adviser acts as subadvisor to registered investment companies, personnel of the Adviser may be subject to the Codes of Ethics of such investment companies.


      E.    HIGH-RISK TRADING ACTIVITIES

            Certain high-risk trading activities, if used in the management of a personal trading portfolio, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action necessary to close out the transactions may become prohibited during the pendency of the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments such as option contracts to purchase ("call") or sell ("put") securities at certain predetermined prices. Officers, directors and employees of the Adviser should understand that short sales and trading in derivative instruments involve special risks - derivative instruments, for example, ordinarily have greater price volatility than the underlying security. The fulfillment of the obligations owed by each officer, director and employee to his or her employer may heighten those risks. For example, if the Adviser becomes aware of material, nonpublic information about the issuer of the underlying securities, such Adviser's personnel may find themselves "frozen" in a position in a derivative security. The Adviser will not bear any losses resulting in personal accounts through the implementation of this Policy Statement.

      F.    RESTRICTIONS ON DISCLOSURES

            Officers, directors and employees of the Adviser shall not disclose any nonpublic information (whether or not it is material) relating to the Adviser or their securities transactions on behalf of clients to any person outside the Adviser (unless such disclosure has been authorized by such Adviser). Material, nonpublic information may not be communicated to anyone, including persons within the Adviser, except as provided in

      Section I above. Such information must be secured. For example, access to files containing material, nonpublic information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone, to avoid potential interception).

      G.    REVIEW

            The Compliance Officer will review and consider any proper request of an officer, director or employee of the Adviser for relief or exemption from any restriction, limitation or procedure contained herein, which restriction, limitation or procedure is claimed to cause a hardship for such person. The Compliance Officer's decision is completely within his sole discretion.

2.    SERVICE AS DIRECTOR

      No officer, director or employee of the Adviser may serve on the board of any company whose securities are publicly traded (other than a registered investment company managed by the Adviser) without prior approval of the Compliance Officer. If such approval is granted, it will be subject to the implementation of appropriate procedures to isolate investment personnel serving as directors from making investment decisions for an account managed by such Adviser concerning the company in question.

3.    GIFTS

      No officer, director or employee of the Adviser shall accept, directly or indirectly, anything of value, including gifts and gratuities, in excess of $100 per year from any person or entity that does business with the Adviser. This restriction does not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, the officer, director or employee is with the person or representative of the entity that does business with the Adviser.

4.    ACKNOWLEDGEMENT

      I have read and understand this Policy Statement on Insider Trading. I certify that I have, to date, complied and will continue to comply with this Policy Statement. I understand that any violation of this Policy Statement may lead to sanctions, including dismissal.



-------------------------------------         -----------------------
             (Signature)                               (Date)


-------------------------------------
            (Print name)



form 2e
zc

SECTION III. SUPERVISORY PROCEDURES


      The Adviser has assigned the Compliance Officer the primary responsibility for the implementation and maintenance of the Adviser's policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

1.    PREVENTION OF INSIDER TRADING

      To prevent insider trading, the Compliance Officer should:

      i. provide, on a regular basis, an education program to familiarize officers, directors and employees with the Adviser's policy and procedures;

      ii.   answer questions regarding the Adviser's policy and procedures;

      iii. resolve issues of whether information received by an officer, director or employee of the Adviser is material and nonpublic and determine what action, if any, should be taken;

      iv. review on a regular basis and update as necessary the Adviser's policy and procedures;

      v. when it has been determined that an officer, director or employee of the Adviser has material, nonpublic information:

            1. implement measures to prevent dissemination of such information, and

            2. if necessary, restrict officers, directors and employees from trading the securities; and

      vi. promptly review, and either approve or disapprove, in writing, each request of an officer, director or employee of the Adviser for clearance to trade in specified securities.

2.    DETECTION OF INSIDER TRADING

      To detect insider trading, the Compliance Officer should:

            i. review the trading activity reports filed by each officer, director and employee;

            ii. review the trading activity of mutual funds and private accounts managed by the Advisers;

            iii.  review trading activity (if any) of the Adviser's own account;

            iv. promptly investigate all reports of any possible violations of the Adviser's Policy and Procedures to Detect and Prevent Insider Trading; and

            v. coordinate the review of such reports with other appropriate officers, directors or employees of the Adviser.

3.    SPECIAL REPORTS TO MANAGEMENT

      Promptly upon learning of a serious violation of the Adviser's Policy and Procedures to Detect and Prevent Insider Trading, the Compliance Officer should prepare a written report to management providing full details, which may include
(1) the name of the particular securities involved, if any; (2) the date(s) the Compliance Officer learned of such violation and began investigating; (3) the account(s) and individual(s) involved; (4) any actions taken as a result of the investigation; and (5) recommendations for further action.

4.    GENERAL REPORTS TO MANAGEMENT

      On an as-needed or periodic basis, the Adviser may find it useful for the Compliance Officer to prepare a written report to the management and/or Board of Directors of the Adviser setting forth some or all of the following:

            i. a summary of existing procedures to detect and prevent insider trading;

            ii.   a summary of any changes in procedures made in the last year;

            iii. full details of any investigation since the last report (either internal or by a regulatory agency) of any suspected insider trading, the results of the investigation and a description of any changes in procedures prompted by any such investigation;

            iv. an evaluation of the current procedures and a description of any anticipated changes in procedures; and

            v. a description of the Adviser's continuing educational program regarding insider trading, including the dates of such programs since the last report to management.


Form#2e

                           INVESTMENT REPORTING MATRIX
                         (APPENDIX A TO CODE OF ETHICS)

TYPE OF INVESTMENT                                            REPORTABLE            PRECLEARANCE
------------------                                            ----------            ------------
Bank Conversions                                              YES                   YES
Bankers Acceptance                                            NO                    NO
Blind Trusts                                                  YES                   NO
Call/Matured Securities                                       YES                   NO
Cash Management Accounts (No Securities Trading)*             NO                    NO
Closely Held Corporate Stock                                  YES                   NO
Co-op Apartment Shares                                        NO                    NO
Commercial Paper                                              NO                    NO
Convertible Bonds                                             YES                   YES
CORPORATE DEBENTURES                                          YES                   NO
Corporate Mergers/Tenders                                     YES                   NO
Dividend Reinvestment Plans                                   YES- annually         NO
Family Business (Private)                                     NO                    NO
FOREIGN GOVERNMENT BONDS                                      YES                   NO
Futures                                                       YES                   YES
Gifts of Securities                                           YES                   NO
Initial Public Offering                                       NOT ALLOWED           N/A
Insurance Company Conversions                                 YES                   YES
Limit Orders/Good Til Canceled                                YES                   Every Other Day
Money Market Funds- Direct                                    NO                    NO
MUNICIPAL BONDS                                               YES                   NO
Mutual Funds- Closed End                                      YES                   YES
Mutual Funds- Open End- Direct                                NO                    NO
Opening of a Bank Trading Account                             YES                   YES
Opening of a Brokerage Account                                YES                   YES
OPTIONS (30 + DAYS)                                           YES                   YES
Private Partnerships-Affiliated  **                           NO                    NO
Private Investment Partnerships-Unaffiliated                  YES                   YES
Restricted Stock (Private Placements)                         YES                   YES
Rights Offering (including over subscriptions)-Exercising     YES                   NO
Savings Accounts                                              NO                    NO
Stock- Purchase/Sales                                         YES                   YES
Stock- Short Sales                                            YES                   YES
Stock- Dividends/Splits                                       YES-annually          NO
Systematic Investment Plan with Corporate Issuer              YES-annually          NO
Transfer of a Brokerage Account                               YES                   YES
Trust Accounts                                                YES                   See Compliance
UNIT INVESTMENT TRUST/ROLLS                                   YES                   NO
US Government Securities                                      NO                    NO
US Savings Bonds  (EE)                                        NO                    NO
Variable Annuities                                            NO                    NO
Wrap Accounts                                                 YES                   See Compliance
Zweig Fund/Zweig Total Return Fund                            YES                   See Compliance and Legal


* REGISTERED REPRESENTATIVES MUST RECEIVE PERMISSION FROM THEIR RESPECTIVE BROKER/DEALER TO OPEN THIS ACCOUNT.

** THIS INFORMATION WILL NOT BE REPORTABLE TO COMPLIANCE; HOWEVER, THE INFORMATION WILL BE MAINTAINED BY THE PARTNERSHIPS' GENERAL COUNSEL.


                                                                          1/1/00